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                      SEWARD & KISSEL
                  One Battery Park Plaza
                   New York, N.Y.  10004

                 Telephone: (212) 574-1200
                 Facsimile: (212) 480-8421



                                  March 15, 1994


AFD Exchange Reserves
1345 Avenue of the Americas
New York, New York  10105

Dear Sirs:

         We have acted as counsel for AFD Exchange Reserves, a Massachusetts business trust with transferable shares (the "Trust"), in connection with the organization of the Trust, the registration of the Trust under the Investment Company Act of 1940 and the registration under the Securities Act of 1933 of an indefinite number of shares of beneficial interest, par value $.001 per share, of the Trust.

         As counsel for the Trust, we have participated in the preparation of the Registration Statement on Form N-1A
(the "Registration Statement") and the Prospectus contained therein (the "Prospectus") relating to such shares and have examined and relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed to be necessary to render the opinions expressed herein.

         Based on such examination, we are of the opinion that:

              1. The Trust has been duly organized and is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

              2.   The Trust is authorized to issue an
         unlimited number of shares. The shares to be offered for sale by the Prospectus (the "Registered Shares") have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

              3. When the Registered Shares have been duly sold, issued and paid for as contemplated by the Prospectus, they will be validly and legally issued, fully paid and non-assessable by the Trust.





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AFD Exchange Reserves   2                     March 15, 1994




         With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may, under some circumstances, be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

         As to matters of Massachusetts law contained in the foregoing opinion we have relied on the opinion of Sullivan
& Worcester of Boston, Massachusetts, dated March 15, 1994.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information--Counsel" in the Statement of Additional Information included therein.

                                  Very truly yours,

                                  /s/ Seward & Kissel





























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